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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1999, with respect to the condolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of T. Rowe Price Variable Annuity Account, included in Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-83238) and Post-Effective Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8724) on Form N-4 and the related Statement of Additional Information accompanying the Prospectuses of T. Rowe Price No-Load Variable Annuity and T. Rowe Price No-Load Immediate Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
April 23, 1999